Exhibit 99.1

Grindr Inc. Reports Third Quarter 2023 Revenue Growth of 39%, Raises Guidance

Third Quarter Revenue was $70.3 Million

Net Loss of $0.4 Million, Net Loss Margin of 1%

Operating Income of $16.6 Million, Adjusted EBITDA of $32.6 million and Adjusted EBITDA Margin of 46%

Raising FY 2023 Guidance to 31% or Greater Revenue Growth and 41%+ Adjusted EBITDA Margin

LOS ANGELES, CA – November 13, 2023 – Grindr Inc. (NYSE: GRND), the world’s largest social network for the LGBTQ community, today posted its financial results for the third quarter ended September 30, 2023 in a Letter to Shareholders. The Letter to Shareholders can be accessed on Grindr’s Investor Relations website.
“We delivered another strong quarter as more users are engaging with our new paid offerings,” said George Arison, Chief Executive Officer of Grindr. “Based on continued solid business trends we are again raising our financial outlook for 2023. Looking into next year and beyond we are focused on building a high-performance team across the organization to drive our product roadmap and we are very excited about the many long-term opportunities to deliver more to our community.”

Earnings Webcast Information
Grindr will host a live webcast today at 2:00 p.m. Pacific Time to discuss the Company’s third quarter financial results. The webcast of the conference call can be accessed as follows:

Event: Grindr Third Quarter 2023 Earnings Conference Call
Date: Monday, November 13, 2023
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Site: https://investors.grindr.com/

An archived webcast of the conference call will also be accessible on Grindr’s Investor Relations page, https://investors.grindr.com/.

Forward Looking Statements
This press release contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 regarding Grindr’s current views with respect to our industry, operations and future business plans and performance. These forward-looking statements can generally be identified by the use of forward-looking terminology, such as “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “seeks,” “should,” “will” or the negative version of these words or other comparable words or phrases, but the absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements include, among others, statements about our growth opportunities, expectations regarding new product launches and their expected effect on full year 2023 guidance, including the expected continued success of Weeklies, our 2023 strategic priorities, our plan to generate sustainable double-digit revenue growth and strong profitability and our full year 2023 guidance. Forward-looking statements, including guidance related to revenue growth and adjusted EBITDA margin, are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from our expectations discussed in the forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to:
•our reliance on historical data, which may be of limited reliability, in providing revenue guidance;
•our success in retaining or recruiting our directors, officers, key employees, or other key personnel, and our success in managing any changes in such roles;
•the impact of the regulatory environment and complexities with compliance related to such environment, including maintaining compliance with privacy and data protection laws and regulations;
•our ability to respond to general economic conditions;
•factors relating to the business, operations and financial performance of Grindr and our subsidiaries, including:
◦competition in the dating and social networking products and services industry;
◦the ability to maintain and attract users;
◦fluctuation in quarterly and yearly results;
◦our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner;
◦our ability to protect systems and infrastructures from cyber-attacks and prevent unauthorized data access;
◦our dependence on the integrity of third-party systems and infrastructure; and
◦our ability to protect our intellectual property rights from unauthorized use by third parties.
•whether the concentration of our stock ownership and voting power limits our stockholders’ ability to influence corporate matters;
•the effects macroeconomic and geopolitical events on our business, such as health epidemics, pandemics, natural disasters and wars or other regional conflicts;
•the ability to maintain the listing of our common stock and public warrants on the New York Stock Exchange (“NYSE”); and
•the increasingly competitive environment in which we operate.
The foregoing list of factors is not exhaustive. Further information on these and additional risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included in the section titled “Risk Factors” included under Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2022 and updates in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. Any forward-looking statement speaks only as of the date on which it is made, and you should not place undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

About Non-GAAP Measures
Grindr uses Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Grindr’s financial performance and should not be considered as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define Adjusted EBITDA as net loss excluding income tax provision, interest expense, net, depreciation and amortization, stock-based compensation expense, severance, transaction-related costs, litigation-related costs for matters unrelated to the Company's ongoing business, including those matters incurred as part of the Business Combination, Legacy Grindr management fees, change in fair value of warrant liability and other expense. Our management uses this measure internally to evaluate the performance of our business and this measure is one of the primary metrics by which our internal budgets are based and by which management is compensated. We exclude the above items as some are non-cash in nature, and others are non-recurring that they may not be representative of normal operating results. Adjusted EBITDA adjusts for the impact of items that we do not consider indicative of the operational performance of our business. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period. While we believe that Adjusted EBITDA and Adjusted EBITDA Margin are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with GAAP.
The following table presents the reconciliation of net loss to Adjusted EBITDA for the three and nine months ended September 30, 2023 and 2022.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Reconciliation of net loss to Adjusted EBITDA
Net loss	$(437)	$(4,657)	$(11,005)	$(4,458)
Interest expense, net	11,985	4,786	35,695	10,998
Income tax provision	1,272	3,474	2,724	3,727
Depreciation and amortization	5,753	9,097	21,845	27,215
Transaction-related costs (1)	—	1,033	—	2,211
Litigation-related costs (2)	414	439	1,913	1,521
Stock-based compensation expense	3,648	9,686	10,594	23,353
Severance expenses (3)	6,744	—	8,077	552
Management fees (4)	(97)	181	(97)	544
Change in fair value of warrant liability (5)	3,362	—	11,581	—
Others (6)	(43)	—	157	—
Adjusted EBITDA	$32,601	$24,039	$81,484	$65,663
Revenue	$70,258	$50,402	$187,605	$140,487
Net loss margin	(0.6)%	(9.2)%	(5.9)%	(3.2)%
Adjusted EBITDA Margin	46.4%	47.7%	43.4%	46.7%
_________________
(1)Transaction-related costs consist of legal, tax, accounting, consulting, and other professional fees related to a transaction entered into on May 9, 2022, whereby Grindr Group LLC (“Grindr Group”) and its subsidiaries (“Legacy Grindr”) entered into an Agreement and Plan of Merger (as amended on October 5, 2022) with Tiga Acquisition Corp. (“Tiga”), in which Grindr Group became a wholly owned subsidiary of Tiga (the “Business Combination”) and other potential acquisitions that are non-recurring in nature.
(2)Litigation-related costs primarily represent external legal fees associated with the outstanding litigation or regulatory matters incurred in connection with the Business Combination, related to a potential fine that may be imposed by the Norwegian Data Protection Authority, the CFIUS review of the Business Combination, as well as legal fees related to employee unionization, which are unrelated to Grindr’s core ongoing business operations.
(3)Severance expenses related to severance incurred for employees who elected not to relocate or participate in our multi-phase return-to-office plan announced in August 2023 and other one-off severance.
(4)Management fees represent administrative costs associated with San Vicente Holdings LLC's administrative role in managing financial relationships and providing directive on strategic and operational decisions, which ceased to continue after the Business Combination. In September 2023, certain management fees previously accrued were forgiven.
(5)Change in fair value of warrant liability relates to our warrants that were remeasured as of September 30, 2023.
(6)Others represent other costs that are unrelated to Grindr's core ongoing business operations.

About Grindr Inc.
With more than 13 million monthly active users globally, Grindr has grown to become a fundamental part of the LGBTQ community since its launch in 2009. The company continues to expand its ecosystem to enable LGBTQ people to connect, express themselves, and discover the world around them. Grindr is headquartered in West Hollywood, California. The Grindr app is available on the App Store and Google Play, as well as on the web.

Investors:
IR@grindr.com

Media:
Press@grindr.com